Exhibit 4.13.4

Account No.

ACCEPTANCE OF OFFER

The undersigned hereby agrees to purchase, at par, $             in aggregate principal amount of the following securities (the “Securities”) of FNB Financial Services, LP (the “Company”) offered pursuant to the Prospectus dated                     , 2015 (as the same may be amended, modified or supplemented, the “Prospectus”), receipt of which is hereby acknowledged:

Security:
Nonnegotiable Subordinated Term Note (“Term Note”), Nonnegotiable Subordinated Daily Note (“Daily Note”) or Nonnegotiable Subordinated Special Daily Note (“Special Daily Note”)

Term:
Term Notes only: 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27, 30, 36, 48, 60, 84 or 120 months

Interest Rate:
Fixed for Term Notes; Initial for Daily Note or Special Daily Note

Registration Code:		Account Type:
	IN; JT; UTMA; ITF; POD		P; B; O

The name(s) and address in which the Securities being purchased by the undersigned are to be registered are as follows (all persons so named must execute this Acceptance of Offer):

Soc. Sec. or E.I. No.

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Telephone No.

EACH UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT he/she has received a copy of the Prospectus.

EACH UNDERSIGNED HEREBY AGREES THAT ALL Securities purchased hereby, whether Term Notes, Daily Notes or Special Daily Notes are subject to all the term and conditions including, without limitation, subordination of the indebtedness evidenced thereby, as set forth in the Prospectus and the Indenture dated as of August 16, 2005, by and among the Company, as Issuer, F.N.B. Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC).

By executing this ACCEPTANCE OF OFFER, I (we), under penalty of perjury, certify that: (I) the number shown on this form is my (our) correct taxpayer identification number (T.I.N.), (2) I (we) am (are) not subject to backup withholding either because of (a) I (we) am (are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding. (If you have been notified by the IRS that you are subject to backup withholding, delete the language in (2) above), and (3) I (we) am (are) a U.S. person (including a U.S. resident alien).

TERM NOTE INTEREST ELECTION (CHECK ONE)

1. MONTHLY CHECK
2. QUARTERLY CHECK
3. COMPOUND QUARTERLY
4. MONTHLY DEPOSIT TO DAILY NOTE	(This Purchase Agreement must be executed by all persons whose names are to appear on the Securities purchased hereby)

Date:

DAILY NOTE NUMBER	Opened by: